UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2009 hhgregg, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Delaware	20-8819207
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4151 East 96th Street

Indianapolis, Indiana 46240

(Address of principal executive offices, including zip code)

(317) 848-8710

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 15, 2009, hhgregg, Inc. (the “Company”) entered into a Stock Subscription Agreement with FS Equity Partners V, L.P. and FS Affiliates V, L.P. (the “FS Funds”) pursuant to which the FS Funds have agreed to purchase from the Company in a private placement an aggregate of 1,000,000 shares of its common stock at a purchase price per share equal to the price per share to be paid by the public in the offering described in the preliminary prospectus supplement filed with the Securities and Exchange Commission on July 16, 2009 (the “preliminary prospectus supplement”). The closing of the Stock Subscription Agreement is conditioned upon the completion of the offering described in the preliminary prospectus supplement. The FS Funds currently beneficially own, in the aggregate, approximately 37.6% of the Company’s outstanding common stock. After the closing of the Stock Subscription Agreement, the FS Funds would beneficially own, in the aggregate, approximately 36.3% of the Company’s outstanding common stock. The private placement is being made pursuant to a transaction exempt from registration under the Securities Act of 1933, as amended.

The foregoing description of the Stock Subscription Agreement is qualified in its entirety by the Stock Subscription Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Although consolidated financial statements are not yet available for the three months ended June 30, 2009, the information below summarizes certain of the Company’s preliminary financial results as of and for the three months ended June 30, 2009.

For the fiscal quarter ended June 30, 2009, the Company estimates net sales to be $284.4 million compared to $295.4 million for the quarter ended June 30, 2008. This estimated 3.7% decrease in net sales was driven primarily by an estimated 14.7% comparable store sales decrease partially offset by the opening of 15 stores since the fiscal quarter ended June 30, 2008. The estimated comparable store sales decrease was driven by a 17.5% decrease in the appliance category, a 17.0% decrease in the video category, and an increase of 1.4% in the other category.

The Company expects its earnings per diluted share for the quarter ended June 30, 2009 to be approximately $0.03 to $0.04 compared to $0.06 for the quarter ended June 30, 2008. The Company expects its Adjusted EBITDA for the quarter ended June 30, 2009 to be approximately $6.8 million to $7.7 million compared to $9.2 million for the quarter ended June 30, 2008. This expected decrease in earnings per diluted share and Adjusted EBITDA compared to the comparable prior year period is primarily the result of the estimated decrease in net sales as mentioned above and an expected decrease in gross profit margin, partially offset by a reduction in net advertising expense and other operating costs.

This financial and operating data is subject to revision based on the completion of the accounting and financial reporting processes necessary to finalize the Company’s financial statements for the three months ended June 30, 2009. This information should be read in conjunction with the financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for prior periods included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

A definition of the non-GAAP financial measure Adjusted EBITDA can be found at www.hhgregg.com on the investor relations page.

Item 8.01	Other Events.

On July 15, 2009, the Company’s wholly-owned subsidiary, Gregg Appliances, Inc., entered into a commitment letter to increase its maximum borrowing availability under its Amended and Restated Loan and Security Agreement from $100 million to $125 million.

Safe Harbor Statements

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This Form 8-K includes forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the expectations, beliefs, plans, objectives, assumptions or future events or performance of hhgregg are forward-looking statements. hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from the Company’s expectations are: the effect of general and regional economic and employment conditions on our net sales; competition in existing, adjacent and new metropolitan markets; changes in consumer preferences; its ability to effectively manage and monitor its operations, costs and service quality; its reliance on a small number of suppliers; rapid inflation or deflation in core product prices; the failure of manufacturers to introduce new products and technologies; customer acceptance of new technology; its dependence on key management personnel and its ability to attract and retain qualified sale’s personnel; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; the identification and acquisition of suitable sites for its stores and the negotiation of acceptable leases for those sites; fluctuation in seasonal demand; its ability to achieve its accelerated growth strategy and penetrate new geographic areas; its ability to locate suitable new store sites; its ability to obtain additional financing and maintain its credit facilities; its ability to maintain and upgrade its information technology systems; the effect of a disruption at the Company’s central distribution centers; changes in cost for print, radio and television advertising; and changes in trade regulations, currency fluctuations, and prevailing interest rates.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the “Risk Factors” section in the Company’s preliminary prospectus supplement. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the time of this news release. Actual results may differ materially from anticipated results described in these forward looking statements. The Company does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Stock Subscription Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: July 16, 2009	By:	/s/ Jeremy J. Aguilar
Jeremy J. Aguilar
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Subscription Agreement